Exhibit 99.1

Immune Pharmaceuticals Provides Business and R&D Update and Announces First Quarter 2016 Financial Results

NEW YORK, May 16, 2016 /PRNewswire/ - Immune Pharmaceuticals Inc. (NASDAQ:IMNP) (“Immune” or the “Company”) announced financial results for the first quarter ended March 31, 2016.

Business and Research & Development (“R&D”) Update

Immune continues to pursue its strategy to unlock the value of its diversified pipeline through the financing and strategic partnering of specifically focused asset groups:

•	Immuno-inflammation focus on gastro-enterology and dermatology through a pipeline comprised of two assets: bertilimumab, currently in two phase II clinical trials in ulcerative colitis and bullous pemphigoid with a third phase II planned in severe atopic dermatitis, and topical nano-formulated cyclosporine for the treatment of atopic dermatitis and psoriasis.
•	Immuno-oncology subsidiary that includes three mid-to-late stage clinical assets (Ceplene®, Azixa®, Crolibulin®) as well as novel platforms: bispecific antibodies and NanomAbs ®, antibody nanoparticle conjugates.
•	The licensing of AmiKet® and AmiKet® Nano for the treatment of peripheral neuropathic pain to a newly-created pain specialty pharma company:
❖	Immune executed an exclusive 60-day option with Novel Pain Therapeutics (“NPT”) to enter into a worldwide license agreement for AmiKet and AmiKet Nano for the treatment of peripheral neuropathic pain. Upon execution of the license agreement pursuant to agreed material terms in the option, NPT will assume all research and development costs and Immune will be eligible to receive up to $160 million, comprised of an upfront fee of at least $15 million in the form of equity in NPT, up to $25 million in development milestones, and up to $120 million in commercial milestones, as well as product sales royalties. Immune will also be eligible to receive 25% and up to 50% of sublicense fees received by NPT.

Immune continues to execute its R&D plan with progress for all its key assets:

•	Continued enrollment into the two Phase II clinical trials with bertilimumab.
•	Publication in Oncotarget and presentation at the American Academy of Cancer Research (AACR) meeting of European phase IV studies highlighting predictive bio-markers of overall survival in maintenance of first remission in patients with acute myeloid leukemia. Immune intends to submit to the Food and Drug Administration a plan for a pivotal overall survival study with Ceplene® in combination with low dose IL-2 (Proleukin®).
•	On-going development and testing of new bi-specific antibodies targeting PD-1 and OX40 (two immune check points) and PDL-1 and BCMA (an immune check point and a tumor marker of multiple myeloma).
•	On-going development of topical nano-formulated cyclosporine toward an investigational new drug application and initiation of 505(b) 2 clinical development.

“We are structuring the Company strategically to ensure long term comprehensive financing of our product pipeline and enable focused execution” said Dr. Daniel Teper, CEO of Immune Pharmaceuticals Inc. “We continue to progress in our clinical trials with bertilimumab as we increase patient enrollment and we are on track to achieve our operational and financial objectives for 2016.”

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First Quarter 2016 Financial Results

Immune reported a loss attributable to common stockholders of $6.0 million, or $0.17 per share, for the quarter ended March 31, 2016, compared to a loss attributable to common stockholders of $3.6 million, or $0.15 per share, for the quarter ended March 31, 2015.

R&D expenses increased by $0.9 million, due to higher salaries and employee benefits, license fees and clinical trial expenses. Salaries and employee benefits increased due to higher R&D employee head count for the three months ended March 31, 2016 compared with the three months ended March 31, 2015. G&A expenses increased by $0.1 million due to higher salaries and rent expense partially offset by lower professional fees.

Non-operating expense was $0.7 million during the three months ended March 31, 2016 compared with non-operating expense of $0.1 million during the three months ended March 31, 2015, an increase of $0.6 million which is primarily due to higher interest expense and derivative liability expense.

About Immune Pharmaceuticals Inc.:

Immune Pharmaceuticals Inc., (NASDAQ:IMNP) together with its subsidiaries, is a clinical stage biopharmaceutical company specializing in the development and commercialization of novel targeted therapeutics in the fields of immuno-inflammation and immuno-oncology. The Company focuses on a precision medicine approach to treatment of diseases by incorporating methods for better patient selection in its clinical trials and the potential for development of companion diagnostics. The Company’s immuno-inflammation product pipeline includes: bertilimumab, a clinical-stage first-in-class fully human antibody, targeting eotaxin-1, a key regulator of immuno-inflammation, a portfolio of clinical-stage immune oncology products and NanoCyclo, a topical nanocapsule formulation of cyclosporine-A, for the treatment of atopic dermatitis and psoriasis. For more information, visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

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Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q, and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties, or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Immune Pharmaceuticals Inc.

For further information: Danielle Shapira, Manager, Strategic Planning, Immune Pharmaceuticals Inc., 646.440.9327, danielle.shapira@immunepharma.com.

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IMMUNE PHARMACEUTICALS INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	March 31,
	2016 (Unaudited)	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,087	$4,543
Restricted cash	28	31
Other current assets	265	258
Total current assets	1,380	4,832
Property and equipment, net of accumulated depreciation of $99 and $77	355	371
In-process research and development acquired	27,500	27,500
Intangible assets, net	3,034	3,111
Other assets	339	370
Total assets	$32,608	$36,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,886	$2,439
Accrued expenses	2,431	2,660
Derivative financial instruments, warrants	-	84
Notes and loans payable, current portion, net of debt discount	1,344	997
Obligations under capital lease, current portion	90	106
Total current liabilities	6,751	6,286
Notes and loans payable, net of current portion and debt discount	2,704	2,886
Obligations under capital lease, net of current portion	91	91
Series D Preferred Stock derivative liability	6,208	6,529
Deferred tax liability	10,870	10,870
Total liabilities	26,624	26,662

Series D Preferred Stock, net of discount, par value $0.0001, 12,000 shares authorized, 1,263 shares issued and 863 shares outstanding as of March 31, 2016 and 1,263 shares issued and 963 outstanding as of December 31, 2015	1,545	1,659
Commitments and contingencies

Stockholders’ Equity
Common stock, $0.0001 par value; authorized 225,000,000 shares; 36,185,761 and 32,434,942 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	4	3
Additional paid-in capital	72,553	70,846
Accumulated deficit	(68,118)	(62,986)
Total stockholders’ equity	4,439	7,863
Total liabilities and stockholders’ equity	$32,608	$36,184

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Immune Pharmaceuticals Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

($ in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2016	2015

Revenue	$-	$-

Costs and expenses:
Research and development	2,011	1,150
General and administrative	2,413	2,303
Total costs and expenses	4,424	3,453
Loss from operations	(4,424)	(3,453)

Non-operating expense:
Interest expense	(377)	(100)
Change in fair value of derivative liability instrument	(318)	-
Other expense, net	(13)	(3)
Total non-operating expense	(708)	(103)
Net loss before income taxes	(5,132)	(3,556)
Net loss	(5,132)	(3,556)
Deemed dividend	(886)	-
Series C Preferred Stock dividend	-	(56)

Loss attributable to common stockholders	$(6,018)	$(3,612)
Basic and diluted loss per common share	$(0.17)	$(0.15)

Weighted average common shares outstanding –basic and diluted	34,526,100	24,320,370

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